Exhibit 2.d.5
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND GLADSTONE CAPITAL CORPORATION THIS CERTIFICATE IS TRANSFERABLE IN, CUSIP 376535 JERSEY CITY, NJ, NEW YORK, NY, AND PITTSBURGH, PA I SEE REVERSE SIDE FOR CERTA THIS IS TO CERTIFY THAT is the owner of fully paid and non-assessable shares of the 7.25% Series 2016 Term Preferred Stock of GLADSTONE CAPITAL CORPORATION transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. Dated:

     The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, powers, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Registrar and Transfer Agent.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right
of survivorship and not as tenants
in common
UNIF GIFT MIN ACT-                        Custodian
(Cust)                            (Minor)
under Uniform Gifts to Minors
Act.
(State)

           Additional abbreviations may also be used though not in the above list.
     For Value Received,                                                                  hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                              Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                                                                              Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

X

(owner sign here)

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

Signature guaranteed by:

Firm

City	State